    As filed with the Securities and Exchange Commission on October 20, 2000
                                                         Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                  PFIZER INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                          13-5315170
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification No.)
                  organization)

                    235 East 42nd Street, New York, NY 10017
                                 (212) 573-2323
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MARGARET M. FORAN, ESQ.
                      Vice President-Corporate Governance
                            and Assistant Secretary
                              235 East 42nd Street
                               New York, NY 10017
                                 (212) 573-2323
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                ---------------

                                    Copy to:
                             Dennis J. Block, Esq.
                         Cadwalader, Wickersham & Taft
                                100 Maiden Lane
                               New York, NY 10038
                                 (212) 504-6000

                                ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by Registrant in light of market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434 , please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Proposed          Proposed
                                                         Maximum           Maximum
                                                        Offering          Aggregate         Amount of
     Title of each class of         Amount to be        Price Per         Offering        Registration
   securities to be Registered     Registered (1)      Unit(2)(3)      Price(2)(3)(4)        Fee(5)
------------------------------------------------------------------------------------------------------
Debt Securities..................  $2,500,000,000         100%         $2,500,000,000       $607,200
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in net proceeds of $2,500,000,000 to the registrant.
(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 of the Securities Act of 1933.
(3) Excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4) In United States dollars or the equivalent thereof in foreign denominated currency or in currency units.
(5) Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement relates to securities with a proposed maximum offering price of $2,500,000,000. The registrant previously registered under Registration Statement on Form S-3 (File No. 33-41367), on June 26, 1991, an aggregate of $750,000,000 of securities and paid a fee in connection therewith. The registrant is carrying forward $200,000,000 of those securities into this Registration Statement. The filing fee of $607,200 paid by the registrant in connection with this Registration Statement is based on the $2,300,000,000 of securities for which a filing fee has not been paid.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED OCTOBER 20, 2000

                                   PROSPECTUS

                                 $2,500,000,000

                                  PFIZER INC.

                                Debt Securities

                                 ------------

  Pfizer Inc. may from time to time issue up to a total of $2,500,000,000 of debt securities. The accompanying prospectus supplement will specify the terms of the securities. You should read this prospectus and any supplement carefully before you invest.

                                 ------------

 NEITHER THE  SECURITIES  AND  EXCHANGE COMMISSION  NOR  ANY  STATE SECURITIES
  COMMISSION HAS APPROVED  OR DISAPPROVED OF THESE SECURITIES  OR PASSED UPON
   THE  ADEQUACY OR ACCURACY OF  THIS PROSPECTUS. ANY REPRESENTATION TO  THE
     CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

  We may sell these securities to or through dealers, underwriters, or agents. The names of any dealers, underwriters or agents will be set forth in the prospectus supplement.

                                 ------------

                    The date of this Prospectus is      , 2000

   The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

   This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities described in this prospectus in one or more offerings up to a total amount of $2,500,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we issue debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You can also find information about us by visiting our website at www.pfizer.com.

   The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15 (d) of the Securities Exchange Act of 1934, until we complete our offering of the debt securities:

  .  Annual report on Form 10-K for the year ended December 31, 1999;

  . Quarterly reports on Form 10-Q for the quarters ended April 2, 2000 and July 2, 2000;

  . Current reports on Form 8-K filed on January 18, 2000, February 18, 2000, February 22, 2000, April 18, 2000, April 21, 2000, June 20, 2000,
     June 29, 2000, August 16, 2000, August 28, 2000 and September 1, 2000;
     and

  . Annual reports of employee stock purchases on Form 11-K for the year ended December 31, 1999, filed on May 24, 2000 and June 30, 2000.

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address.

    Corporate Secretary
    Pfizer Inc.
    235 East 42nd Street
    New York, NY 10017
    (212) 573-2323

                                  THE COMPANY

   We are a research-based global pharmaceutical company. We discover, develop, manufacture and market innovative medicines for humans and animals.

   We operate in two business segments:

   Pharmaceutical, which includes our human pharmaceutical, animal health and capsule businesses; and

   Consumer Products, which includes our consumer healthcare products, confectionery products, shaving products and our ornamental fish food and fish care products.

   All references to us in this prospectus include Pfizer Inc. and its subsidiaries, unless the context clearly indicates otherwise.

   Our financial information described in this prospectus has been restated to reflect our merger with Warner-Lambert Company, which was completed on June 19, 2000.

   Our principal executive offices are located at 235 East 42nd Street, New York, NY 10017 and our telephone number is (212) 573-2323.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our consolidated ratio of earnings to fixed charges for the six months ended July 2, 2000 and for each of the fiscal years ended December 31, 1995 through 1999 is set forth below. For the purpose of computing these ratios, "earnings" consist of income before provision for taxes on income and minority interests less minority interests and less undistributed earnings (losses) of unconsolidated subsidiaries adjusted for fixed charges, excluding capitalized interest. "Fixed charges" consist of interest expense, amortization of debt discount and expenses, capitalized interest and one-third of rental expense which we believe to be a conservative estimate of an interest factor in its leases. It is not practicable to calculate the interest factor in a material portion of our leases. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges.

                                         (Unaudited)
                                          Six Months   Year Ended December 31
                                            Ended     ------------------------
                                         July 2, 2000 1999 1998 1997 1996 1995
                                         ------------ ---- ---- ---- ---- ----
   Ratio of earnings to fixed charges...     8.3      14.7 13.1 10.9 10.1 8.5

                                USE OF PROCEEDS

   Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the debt securities for general corporate purposes, including the refinancing of existing debt. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

   The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture to be entered into between us and The Chase Manhattan Bank, as Trustee.

   This prospectus briefly outlines some of the indenture provisions. The indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you.

   We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe Federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

   In addition, the material specific financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series.

General

   The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount.

   The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  .  the title and type of the debt securities;

  .  the total principal amount of the debt securities;

  . the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  . the date or dates on which the principal of the debt securities will be payable;

  . whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, U.S. dollars or any foreign currency or foreign currency units;

  . the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

  . any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;

  .  any optional or mandatory redemption periods;

  . any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  . whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

  . any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

  . any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  . any terms upon which the debt securities may be convertible into or exchanged for other debt securities or indebtedness or other securities of any other issuer or obligor; and

  .  any other specific terms of the debt securities.

   The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

   We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Consolidation, Merger or Sale

   We have agreed not to consolidate with or merge into any other corporation or convey or transfer or lease substantially all of our properties and assets to any person, unless:

      (a) the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture; and

      (b) we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions.

   The successor corporation will assume all our obligations under the indenture as if it were an original party to the indenture. After assuming such obligations, the successor corporation will have all our rights and powers under the indenture.

Modification of Indenture

   Under the indenture our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. No modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants, is effective against any holder without its consent.

Events of Default

   When we use the term "Event of Default" in the indenture, here are some examples of what we mean.

   An Event of Default occurs if:

  . we fail to make the principal or any premium payment on any debt security when due;

  . we fail to make any sinking fund payment for 60 days after payment was due;

  . we fail to pay interest on any debt security for 60 days after payment was due;

  . we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it; or

  . we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

   The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve our failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

   If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of the series may require us to repay immediately:

  .  the entire principal of the debt securities of such series; or

  . if the debt securities are discounted securities, such portion of the principal as may be described in the applicable prospectus supplement.

   Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement.

   Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Payment and Transfer

   We will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

   We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of securities in the applicable prospectus supplement.

   You may transfer or exchange certificated securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

   You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

   We are not required to:

  . register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission, or

  . to register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

   The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

   Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

   Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

   So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

  . will not be entitled to have securities represented by global securities registered in their names;

  . will not receive or be entitled to receive physical delivery of securities in definitive form; and

  . will not be considered owners or holders of these securities under the indenture.

   Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.

   We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

   Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Defeasance

   When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

  . we will be discharged from our obligations with respect to the debt securities of such series; or

  . we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us.

   If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

   To exercise our defeasance option, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. We must also deliver any ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

   The trustee has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

                              PLAN OF DISTRIBUTION

   We may sell the offered debt securities

  .  through underwriters or dealers;

  .  through agents;

  .  directly to one or more purchasers; or

  . through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

   We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Sale Through Underwriters

   If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Sale Through Agents

   We may sell offered debt securities through agents designated by us. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

   We may also sell offered debt securities directly. In this case, no underwriters or agents would be involved.

Sale Through the Internet

   We may from time to time offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

   Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process securities will be allocated based on prices bid, terms of bid or other factors.

   The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

   If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

General Information

   Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                          VALIDITY OF DEBT SECURITIES

   Margaret M. Foran, our Vice President-Corporate Governance and Assistant Secretary, will pass upon the validity of the debt securities for us.

                                    EXPERTS

   The consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, restated to give retroactive effect to the merger on June 19, 2000 with Warner-Lambert Company and its subsidiaries, have been incorporated by reference herein in reliance upon the report of KPMG LLP, our independent public accountants, which is based in part upon the report of PricewaterhouseCoopers LLP, independent public accountants for Warner-Lambert Company. We incorporate these consolidated financial statements in this prospectus and we do so in reliance upon the reports of KPMG LLP and PricewaterhouseCoopers LLP (incorporated by reference herein) and upon their authority as experts in auditing and accounting.

   With respect to the unaudited interim financial information for the periods ended April 2 and July 2, 2000, incorporated by reference, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in our quarterly reports on Form 10-Q for the quarters ended April 2 and July 2, 2000, and incorporated by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                    Part II

Item 14. Other Expenses of Issuance and Distribution.*

      SEC registration fees......................................... $  607,200
      Trustees' and transfer agents' fees...........................     50,000
      Costs of printing and engraving...............................     75,000
      Legal fees....................................................    100,000
      Accounting fees...............................................     75,000
      Rating agency fees............................................    125,000
      Blue Sky fees and expenses....................................      1,000
      Miscellaneous.................................................     10,000
                                                                     ----------
        Total....................................................... $1,043,200

--------
   *All fees and expenses in this table other than the SEC registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she serves or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

   Pursuant to Article V, Section 1 of our By-Laws, we will indemnify directors and officers to the fullest extent permitted by applicable law as it presently exists or is amended. We are insured against actions taken under our By-Laws and the directors and officers are insured directly at our expense against such liabilities for which indemnification is not made. We have entered into agreements with our directors and certain of our officers requiring us to indemnify such persons to the fullest extend permitted by our By-Laws.

Item 16. Exhibits.

 1   Form of Underwriting Agreement

 4   Form of Indenture between Pfizer Inc. and The Chase Manhattan Bank

 5   Opinion of Counsel and Consent of Margaret M. Foran, Esq., Vice
     President--Corporate Governance and Assistant Secretary of Pfizer Inc.

 12  Computation of Ratio of Earnings to Fixed Charges

 15  Acknowledgement of KPMG LLP

 23.1 Consent of Margaret M. Foran, Esq., Vice President--Corporate Governance and Assistant Secretary of Pfizer Inc. (included as part of Exhibit 5)

 23.2 Consent of KPMG LLP

 23.3 Consent of PricewaterhouseCoopers LLP

 24   Power of Attorney (included as part of the signature page hereto)

 25   Statement of Eligibility and Qualification on Form T-1 under the Trust
      Indenture Act of 1939, as amended

Item 17. Undertakings:

   The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Under the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the authorized signer in The City of New York, State of New York, on the 20th day of October, 2000.

                                          Pfizer Inc.
                                          Registrant

                                               /s/ William C. Steere, Jr.
                                          By: _________________________________
                                                 William C. Steere, Jr.,
                                                  Chairman of the Board
                                               and Chief Executive Officer
                                              (Principal Executive Officer)

   Each person whose signature appears below hereby constitutes and appoints C.
L. Clemente and Margaret M. Foran, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----
        /s/ William C. Steere, Jr.          Chief Executive Officer    October 20, 2000
 __________________________________________  and Chairman of the Board
          (William C. Steere, Jr.)           (Principal Executive
                                             Officer)

           /s/ David L. Shedlarz            Executive Vice President   October 20, 2000
 __________________________________________  and Chief Financial
            (David L. Shedlarz)              Officer (Principal
                                             Financial Officer)

         /s/ Loretta V. Cangialosi          Vice President-Controller  October 20, 2000
 __________________________________________  (Principal Accounting
          (Loretta V. Cangialosi)            Officer)

           /s/ Michael S. Brown                                        October 20, 2000
 __________________________________________
             (Michael S. Brown)             Director

           /s/ M. Anthony Burns                                        October 20, 2000
 __________________________________________
             (M. Anthony Burns)             Director

            /s/ Robert N. Burt                                         October 20, 2000
 __________________________________________
              (Robert N. Burt)              Director


                 Signature                            Title                  Date
                 ---------                            -----                  ----
            /s/ W. Don Cornwell             Director                   October 20, 2000
 __________________________________________
             (W. Don Cornwell)

                                            Director
 __________________________________________
           (William H. Gray, III)

           /s/ George B. Harvey             Director                   October 20, 2000
 __________________________________________
             (George B. Harvey)

          /s/ Constance J. Horner           Director                   October 20, 2000
 __________________________________________
           (Constance J. Horner)

                                            Director
 __________________________________________
            (William R. Howell)

         /s/ Stanley O. Ikenberry           Director                   October 20, 2000
 __________________________________________
           (Stanley O. Ikenberry)

            /s/ Harry P. Kamen              Director                   October 20, 2000
 __________________________________________
              (Harry P. Kamen)

            /s/ George A. Lorch             Director                   October 20, 2000
 __________________________________________
             (George A. Lorch)

                                            Director
 __________________________________________
              (Alex J. Mandl)

          /s/ Henry A. McKinnell            President, Chief Operating October 20, 2000
 __________________________________________  Officer and Director
            (Henry A. McKinnell)

             /s/ Dana G. Mead               Director                   October 20, 2000
 __________________________________________
               (Dana G. Mead)

            /s/ John F. Niblack             Vice Chairman and Director October 20, 2000
 __________________________________________
             (John F. Niblack)

          /s/ Franklin D. Raines            Director                   October 20, 2000
 __________________________________________
            (Franklin D. Raines)

            /s/ Ruth J. Simmons             Director                   October 20, 2000
 __________________________________________
             (Ruth J. Simmons)

           /s/ Michael I. Sovern            Director                   October 20, 2000
 __________________________________________
            (Michael I. Sovern)

           /s/ Jean-Paul Valles             Director                   October 20, 2000
 __________________________________________
             (Jean-Paul Valles)

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
 Number                          Exhibit                               Page
 -------                         -------                           ------------
 1       Form of Underwriting Agreement

 4       Form of Indenture between Pfizer Inc. and The Chase
         Manhattan Bank

 5       Opinion of Counsel and Consent of Margaret M. Foran,
         Esq., Vice President-Corporate Governance and Assistant
         Secretary of Pfizer Inc.

 12      Computation of Ratio of Earnings to Fixed Charges

 15      Acknowledgement of KPMG LLP

 23.1    Consent of Margaret M. Foran, Esq., Vice President-
         Corporate Governance and Assistant Secretary of Pfizer
         Inc. (included as part of Exhibit 5)

 23.2    Consent of KPMG LLP

 23.3    Consent of PricewaterhouseCoopers LLP

 24 Power of Attorney (included as part of the signature page hereto)

 25 Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended